OPTION ONE MORTGAGE ACCEPTANCE CORPORATION


                          $2,919,178,000 (Approximate)
                      Option One Mortgage Loan Trust 2006-1
                            Asset-Backed Certificates
                                  Series 2006-1


                             UNDERWRITING AGREEMENT

                                                       January 20, 2006

Greenwich Capital Markets Inc.                  Banc of America Securities LLC
600 Steamboat Road                              214 North Tryon Street
Greenwich, Connecticut 06830                    Charlotte, North Carolina 28255

Citigroup Global Markets Inc.                   J.P. Morgan Securities Inc.
390 Greenwich Street                            270 Park Avenue South
New York, New York 10005                        New York, New York 10017

Lehman Brothers Inc.                            HSBC Securities (USA) Inc.
745 Seventh Avenue                              452 Fifth Avenue
New York, New York 10019                        New York, New York

H&R Block Financial Advisors Inc.
719 Griswold Street
Detroit, Michigan 48226


Ladies and Gentlemen:

                  Option One Mortgage Acceptance Corporation (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Option One Mortgage Loan Trust Series 2006-1, Class I-A-1 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M~3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates. Also issued are the Class M-10 Certificates, Class M-11 Certificates, Class C Certificates, Class P Certificates, the Class R Certificates and the Class R-X Certificates (collectively, the "Non-Offered Certificates"). The Offered Certificates and the Non-Offered Certificates are referred to as the Certificates ("Certificates").

                  Only the Class I-A-1 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (collectively the "Underwritten Certificates") are being purchased by the Underwriters named in Schedule A hereto, and the Underwriters are purchasing, severally, only the Underwritten Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with
Section 10 of this Agreement.

                  The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2006 among the Depositor as depositor, Option One Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer") and Wells Fargo Bank, N.A., as the Trustee (in such capacity, the "Trustee"). Capitalized but undefined terms shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The Certificates will evidence fractional undivided interests in the Trust (the "Trust") formed pursuant to the Pooling and Servicing Agreement. The assets of the Trust will initially include, among other things, a pool of fixed-rate and adjustable-rate mortgage loans (collectively the "Mortgage Loans"), the Net WAC Rate Carryover Reserve Account, the Interest Coverage Accounts, if any, the Swap Account (including any payments made under the Swap Administration Agreement deposited in the Trust) and such amounts as may be held by the Trustee in any other accounts held by the Trustee for the Trust. First and second deeds of trust or mortgages on one- to four-family residential properties secure the Mortgage Loans. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement.

                  The Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters.

                  Pursuant to the Mortgage Loan Purchase Agreement, dated January 20, 2006 (the "Mortgage Loan Purchase Agreement"), among Option One Mortgage Corporation ("Option One"), Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, Option One Owner Trust 2005-7, Option One Owner Trust 2005-8 and Option One Owner Trust 2005-9 as sellers (and together with Option One, the "Sellers") and the Depositor, the Sellers will transfer to the Depositor all of their right, title and interest in and to the scheduled principal balances of the Mortgage Loans as of the Cut-off Date and interest due after the Cut-off Date and the collateral securing each Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Trust all of its right, title and interest in and to the scheduled principal balances of the Mortgage Loans as of the Cut-off Date and interest due after the Cut-off Date and the collateral securing each Mortgage Loan.

                  SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents and warrants to, and agrees with the Underwriters that as of the date hereof and as of the Closing Date:

                  (a) A Registration Statement on Form S-3 (No. 333-126920), has
         (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; "Basic Prospectus" means such final prospectus dated October 3, 2005 and "Prospectus Supplement" means the final prospectus supplement dated January 20, 2006 relating to the Underwritten Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The Depositor further proposes to prepare, after the final terms of all classes of the Underwritten Certificates are established, a Free Writing Prospectus that contains substantially all information that will appear in the Prospectus Supplement, to the extent that such information is known at that time (such Free Writing Prospectus, together with the Basic Prospectus, the "Preliminary Prospectus"). Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Preliminary Prospectus or the Prospectus, as applicable, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

                  The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor's knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor pursuant to Section 5(b) hereof for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (b) The Registration Statement, the Preliminary Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will conform, when they become effective, are filed with the Commission or as of the date of the Contract of Sale, as the case may be, in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as amended or supplemented as of its date or as of the date of the Contract of Sale, and the Prospectus as of its date, and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriters expressly for use therein which shall be limited to the highlighted information set forth on Exhibit A hereto (the "Underwriters' Information") or any Derived Information.

                  (c) The documents incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, when they became effective, were filed with the Commission or as of the date of the Contract of Sale, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective, are filed with the Commission or as of the date of the Contract of Sale, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                  (d) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the "Agreements") and to cause the Certificates to be issued.

                  (e) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or, to the best of the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of the Agreements or the Certificates,
         (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Agreements or the Certificates.

                  (f) This Agreement has been, and the other Agreements when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the other Agreements when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under any of the Agreements, limitations of public policy under applicable securities laws.

                  (g) The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

                  (h) The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and, assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee, in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.

                  (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Underwritten Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained.

                  (j) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Sellers, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Underwritten Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Underwritten Certificates, the Underwriters will have good title to the Underwritten Certificates free of any Liens.

                  (k) As of the Cut-off Date each of the Mortgage Loans will meet the eligibility criteria described in the Preliminary Prospectus and the Prospectus and will conform to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

                  (l) Neither the Depositor nor the Trust is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

                  (m) At the Closing Date, the Underwritten Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

                  (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

                  (o) Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or the Originator, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

                  (p) As of the Effective Date and as of the date of the Contract of Sale, the Depositor is not and will not be as of the Closing Date, an "ineligible issuer" as defined in Rule 405 under the Securities Act.

                  (q) Any certificate signed by an officer of the Depositor and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Underwritten Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

                  (r) As of the date of the Contract of Sale, each Issuer Free Writing Prospectus and the Preliminary Prospectus, considered together, did not include any untrue statement of a material fact or omission of any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

                  SECTION 2. PURCHASE AND SALE. The several commitments of the Underwriters to purchase the Underwritten Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Certificates and agrees to sell to each Underwriter, and each Underwriter agrees (except as provided in Sections 10 and 11 hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Underwritten Certificates of each Class, as set forth opposite such Underwriter's name on Schedule A, at the purchase price or prices set forth on Schedule A.

                  SECTION 3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Certificates shall be made at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281, or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 A.M. New York City time on February 3, 2006 or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Underwritten Certificates shall be made to the Underwriters against payment of the purchase price thereof. The Underwritten Certificates so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of the beneficial owners of the Underwritten Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

                  SECTION 4. OFFERING BY THE UNDERWRITERS. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus.

                  SECTION 5. AGREEMENTS.

                  (a) The Depositor agrees as follows:

                  (i) To prepare the Preliminary Prospectus and the Prospectus in a form approved by the Underwriters and to file such Preliminary Prospectus pursuant to Rule 433(d) under the Securities Act and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the same day on which the Preliminary Prospectus was made available to the Underwriters and not later than the close of business on the second Business Day following the availability of the Prospectus, to the Underwriters, as applicable; to make no further amendment or any supplement to the Registration Statement, to the Preliminary Prospectus or the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Underwritten Certificates or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Underwritten Certificates; to promptly advise the Underwriters of their receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus;
         (ii) the suspension of the qualification of the Underwritten Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose or (iv) any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

                  (ii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (iii) To deliver promptly to the Underwriters without charge such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Preliminary Prospectus, the Prospectus and any amended or supplemented Preliminary Prospectus or Prospectus and (iii) any document incorporated by reference in the Preliminary Prospectus or the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Underwritten Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Underwritten Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                  (iv) To file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters' consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (v) To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Certificates: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus or (ii) the Preliminary Prospectus and the Prospectus pursuant to Rule 424 of the Rules and Regulations.

                  (vi) To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Underwritten Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may reasonably designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Underwritten Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Certificates have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

                  (vii) Unless the Underwriters shall otherwise have given their written consent, no collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Originator or the Seller shall be publicly offered or sold, nor shall the Originator or the Seller enter into any contractual arrangements that contemplate the public offering or sale of such securities, until the earlier to occur of the termination of the syndicate or the Closing Date.

                  (viii) So long as the Underwritten Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section
         3.20 of the Pooling and Servicing Agreement; (ii) the Assessment of Compliance and Attestation Report furnished to the Trustee pursuant to
         Section 3.21 of the Pooling and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee and (iv) the monthly reports to the Certificateholders pursuant to Section 4.03 of the Pooling and Servicing Agreement.

                  (ix) In connection with any transaction by this Agreement, the Depositor and each of its affiliates maintain customary arm's-length business relationships with the Underwriters and each of their respective affiliates, and no fiduciary duty on the part of the Underwriters or any of their respective affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Underwriters and each of their respective affiliates is hereby acknowledged and accepted by the Depositor and each of its affiliates.

                  (x) The Depositor will approve and file or cause to be filed with the Commission such Free Writing Prospectus that is either a Preliminary Prospectus, an Issuer Free Writing Prospectus (as defined in Section 5(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the Securities Act.

                  (xi) The Depositor shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof (so long as such information does not contain any Issuer Information).

                  (b) Each Underwriter severally represents, warrants, covenants and agrees with the Depositor as to itself that:

                  (i) Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the related Contract of Sale.

                  (ii) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is a Free Writing Prospectus.

                  (iii) An Underwriter may convey a Preliminary Term Sheet to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet to which the Depositor or its counsel reasonably objects.

                  (iv) An Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to their broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, such Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

                  (v) If an Underwriter does not furnish a Free Writing Prospectus to the Depositor's counsel prior to the scheduled print date of the Prospectus Supplement, such Underwriter will be deemed to have represented that it did not convey any Free Writing Prospectus to any potential investor.

                  (vi) Each Free Writing Prospectus shall contain legends substantially similar to the following:

                  The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at WWW.SEC.GOV. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-422-2006.

                  This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                  The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

                  The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor [the] [any] underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

                  (vii) Any Computational Materials shall include legends, in addition to those specified in paragraph (vi) above, substantially similar to the following:

                           The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

                           The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

                           Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

                  (viii) On or before the Closing Date, Greenwich Capital Markets Inc. shall execute and deliver to Thacher Proffitt & Wood LLP a copy of an original issue discount pricing letter, provided to Greenwich Capital Markets Inc. by Thacher Proffitt & Wood LLP.

                  (ix) Each Underwriter severally agrees to retain all Free Writing Prospectuses that it has used and that are not required to be filed pursuant to this Section 5 for a period of three years following the initial bona fide offering of the Offered Certificates.

                  (c) The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                  "Computational Materials": Any Free Writing Prospectus prepared by the Underwriter that contains only (i) information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or (ii) information that is not Issuer Information.

                  "Contract of Sale": The meaning set forth in Rule 159 under the Securities Act.

                  "Derived Information": Such information, if any, in any Free Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from any) or (ii) any Pool Information.

                  "Free Writing Prospectus": A "written communication" within the meaning of Rule 405 under the Securities Act that describes the Certificates and/or the Mortgage Loans, including the Preliminary Prospectus.

                  "Issuer Information": Such information as defined in Rule 433(h) under the Securities Act and which shall not include information that is merely based on or derived from such information.

                  "Issuer Free Writing Prospectus": The meaning set forth in Rule 405 of the Securities Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus; (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of an Underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus and (iii) no Free Writing Prospectus shall be deemed to be prepared by an Underwriter on behalf of the Depositor if such Free Writing Prospectus is not delivered to the Depositor prior to first use in accordance with Section 5(b)(vi) hereof.

                  "Preliminary Term Sheet": A Free Writing Prospectus that contains information described in paragraphs (1) - (3) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB but which does not include Derived Information.

                  (d) (i) In the event that any Underwriter or the Depositor becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "DEFECTIVE FREE WRITING PROSPECTUS"), the Underwriter or the Depositor shall notify the other parties to this Agreement thereof within one business day after discovery.

                           (ii) The party responsible for the information to be corrected, if requested by the Depositor or an Underwriter, as appropriate, shall prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus").

                           (iii) The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Certificates.

                           (iv) The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Certificates has been terminated, and of such purchaser's rights as a result of termination of such agreement.

                           (v) The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Certificates on the terms described in the Corrected Free Writing Prospectus.

                  (e) Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

                  (f) Each Underwriter hereby severally and not jointly represents and agrees to the terms set forth in Exhibit B hereto which are incorporated herein by reference.

                  SECTION 6. CONDITIONS TO THE UNDERWRITERS' OBLIGATION. The several obligations of the Underwriters hereunder to purchase the Underwritten Certificates pursuant to this Agreement are subject to the following conditions as of the Closing Date:

                  (a) Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

                  (b) Prior to the Closing Date, (i) the Depositor shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  (c) The Mortgage Loans will be acceptable to Moody's Investors Service Inc. ("Moody's"), Fitch Ratings ("Fitch") and Standard & Poor's Ratings Services ("S&P"), in their sole discretion.

                  (d) The Underwriters shall have received the following additional closing documents, in form and substance satisfactory to the Underwriters and their counsel:

                  (i) the Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

                  (ii) an officer's certificate of an officer of the Originator and an officer's certificate of an officer of the Depositor, in each case dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters with resolutions of the applicable board of directors and a copy of the charter and by-laws of the Originator or the Depositor, as applicable;

                  (iii) an officer's certificate of an officer of the Seller, dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with a copy of the Seller's trust agreement;

                  (iv) an opinion of in-house counsel to the Originator and the Depositor, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, dated the Closing Date, as to various matters;

                  (v) an opinion of Thacher Proffitt & Wood LLP, counsel to the Sellers, the Originator and the Depositor, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to various matters;

                  (vi) an opinion of McKee Nelson LLP, counsel to the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters as to various matters;

                  (vii) such opinions of Thacher Proffitt & Wood LLP, counsel to the Seller, the Originator and the Depositor, in forms reasonably satisfactory to the Underwriters, their counsel and each Rating Agency as to such additional matters not opined to in the opinion delivered pursuant to clause (v) above as shall be required for the assignment of a rating to each Class of Underwritten Certificates by each Rating Agency (as to each the "Required Ratings" as set forth in the Prospectus Supplement.

                  (viii) a letter from each Rating Agency that it has assigned the applicable Required Ratings;

                  (ix) a letter, dated the Closing Date, from each of Thacher Proffitt & Wood LLP, counsel to the Depositor, and McKee Nelson LLP, counsel to the Underwriters, providing negative assurance with respect to the Preliminary Prospectus as of its date and as of the date hereof;

                  (x) letters dated on or before the date on which the Preliminary Prospectus is dated and conveyed, in form and substance acceptable to the Underwriters and their counsel and addressed to the Underwriters, prepared by KPMG LLP (a) regarding certain numerical information contained or incorporated by reference in the Preliminary Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans;

                  (xi) letters dated on or before the date on which the Prospectus Supplement is dated and printed, in form and substance acceptable to the Underwriters and their counsel, prepared by KPMG LLP (a) regarding certain numerical information contained or incorporated by reference in the Prospectus Supplement and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans;

                  (xii) an opinion of counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, their counsel and each Rating Agency;

                  (xiii) an officer's certificate of an officer of the Trustee, dated as of the Closing Date, reasonably satisfactory in form and substance to the Underwriters and their counsel; and

                  (xiv) the swap documentation executed and delivered by the swap provider, the Master Servicer and the trustee.

                  (e) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

                  (f) The Originator and the Depositor shall have furnished the Underwriters with such other certificates of its officers or others and such other documents or opinions as the Underwriters or their counsel may reasonably request.

                  (g) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States; (iv) a material disruption in settlement or clearing operations shall occur; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event makes it in the judgment of the Underwriters, impractical to market the Certificates.

                  (h) There shall not have occurred any development that has caused a material adverse change in the financial condition, results of operations or business of the Originator or the Depositor;

                  (i) The Underwriters hereby authorize Greenwich Capital Markets, Inc. to execute each of (a) the letter to the Depositor concerning registration and denomination instructions for the Certificates purchased by the Underwriters, (b) the Cross Receipt relating to the Depositor's receipt of the proceeds from the sale of the Certificates and (c) the original issue discount pricing letter.

                  (j) If any condition, specified in this Section 6 shall have not been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7 and 8.

                  SECTION 7. PAYMENT OF EXPENSES. The Depositor agrees to pay:
(i) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto and any Issuer Free Writing Prospectus; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein and any Issuer Free Writing Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement; (v) any fees charged by securities rating services for rating the Underwritten Certificates; (vi) the cost of accountants' comfort letters relating to the Preliminary Prospectus and the Prospectus and (vii) all other costs and expenses incidental to the performance of the obligations of the Depositor and the Originator (including costs and expenses of counsel to the Depositor and the Originator); provided that, except as provided in this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Underwritten Certificates which they may sell and the expenses of advertising any offering of the Underwritten Certificates made by the Underwriters, and the Underwriters shall pay the cost of any accountants' comfort letters relating to any Computational Materials (as defined herein).

                  If this Agreement is terminated because of a breach of the Depositor of any covenant or agreement hereunder (other than the failure of the closing condition set forth in Section 6(h) to be met), the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of McKee Nelson LLP, counsel for the Underwriters.

                  SECTION 8. Indemnification and Contribution.

                  (a) The Depositor indemnifies and holds harmless each Underwriter, each Underwriter's respective officers and directors and each person, if any, who controls any Underwriter within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter, its officers, directors or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Underwritten Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, any other Issuer Free Writing Prospectus, any Issuer Information in any Free Writing Prospectus approved by the Depositor, or any static pool information provided by or on behalf of the Depositor which is not a part of the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) in reliance upon and in conformity with any Underwriters' Information or (y) any Derived Information, except in the case of this clause (y) to the extent that any untrue statement or alleged untrue statement or omission therein results (or is alleged to have resulted) from an error or material omission in the information either in the Preliminary Prospectus or the Prospectus for which the Depositor is responsible or concerning the characteristics of the Mortgage Loans furnished by the Originator to the Underwriters for use in the preparation of any Free Writing Prospectus; provided, however, that no indemnity shall be provided for any error that was superseded or corrected by the delivery to the Underwriters of corrected written or electronic information prior to the first Contract of Sale, or for which the Originator or the Depositor provided written notice of such error to the Underwriters prior to the first Contract of Sale and the Underwriters failed to correct such error;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

                  This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in
         (i) Derived Information and (ii) the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause
         (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information of such Underwriter; and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 8(a) or 8(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this
         Section 8, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one Underwriter or any of its controlling persons, or by the related Underwriters, if the indemnified parties under this Section 8 consist of more than one Underwriter or their controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons.

                  Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and Section 8(b), shall use its good faith efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 8(a) or Section 8(b) as applicable) by reason of such settlement or judgment.

                  Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (d) If the indemnification provided for in Section 8(a) or 8(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor or the Originator submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor or the Originator, and shall survive delivery of any Underwritten Certificates to the Underwriters.

                  SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in the public offering of the Underwritten Certificates shall fail at the Closing Date to purchase the Underwritten Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then

                  (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

                  No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

                  In the event of a default by any Underwriter as set forth in this Section 10, each of the Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

                  SECTION 11. TERMINATION OF AGREEMENT. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if the events set forth in Section 6(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, Section 8,
Section 9, Section 14, Section 16 and Section 19 shall remain in effect.

                  SECTION 12. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent to each of the following:

                           (i) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Facsimile (203) 618-2132, Attention:
                                    Legal;

                           (ii) Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Chris Schiavone, with a copy to Christopher S. Edwards;

                           (iii) Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10005, Attention:
                                    Legal;

                           (iv) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attention:
                                    Head of ABS Term, with a copy to the
                                    attention of General Counsel;

                           (v) J.P. Morgan Securities Inc. 270 Park Avenue South New York, New York 10017, Attention:
                                    Legal;

                           (vi) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Legal;

                           (vii) H&R Block Financial Advisors Inc., 719 Griswold Street, Detroit, Michigan 48226;

                  (b) if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to care of Option One Mortgage Acceptance Corporation, 3 Ada Road, Irvine, California 92618, Facsimile
         (949) 790-7540, Attention: William L. O'Neill; and

                  (c) if to the Originator, shall be delivered or sent by mail, telex or facsimile transmission to care of Option One Mortgage Corporation, 3 Ada Road, Irvine, California 92618, Facsimile (949) 790-7540, Attention: William L. O'Neill.

                  SECTION 13. PERSONS ENTITLED TO THE BENEFIT OF THIS AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Originator and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter's respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  SECTION 14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Depositor, the Originator and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  SECTION 15. DEFINITION OF THE TERM "BUSINESS DAY". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

                  SECTION 16. GOVERNING LAW: SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  SECTION 17. COUNTERPARTS. This Agreement may be executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  SECTION 18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  SECTION 19. OBLIGATIONS OF THE ORIGINATOR. The Originator agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter's officers and directors and each person controlling such Underwriter within the meaning of the Securities Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Underwritten Certificates from the Depositor, to indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Sections 8 and 14 (with respect to the survival of indemnities) hereof. In the case of any claim against the Originator by any Underwriter, any officer or director of any Underwriter or any person controlling any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

                  If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                    Very truly yours,

                                    OPTION ONE MORTGAGE ACCEPTANCE CORPORATION


                                    By:  /s/ Charles Fulton
                                         -------------------------------
                                    Name:    Charles Fulton
                                    Title:   Assistant Secretary


                                    OPTION ONE MORTGAGE CORPORATION


                                    By:  /s/ Charles Fulton
                                         -------------------------------
                                    Title:   Vice President


CONFIRMED AND ACCEPTED, as of the date first above written:


GREENWICH CAPITAL MARKETS, INC.
By:    /s/ Frank Skibo
       --------------------------------
Name:      Frank Skibo
Title:     Managing Director


BANC OF AMERICA SECURITIES LLC
By:    /s/ Kirk Mayers
       --------------------------------
Name:      Kirk Mayers
Title:     Principal

CITIGROUP GLOBAL MARKETS INC.
By:    /s/ A. Randall Appleyard
       --------------------------------
Name:      A. Randall Appleyard
Title:     Director

HSBC SECURITIES (USA) INC.
By:    /s/ Michael Normile
       --------------------------------
Name:      Michael Normile
Title:     Managing Director

J.P. MORGAN SECURITIES INC.
By:    /s/ Paul H. White
       --------------------------------
Name:      Paul H. White
Title:     Vice President

LEHMAN BROTHERS INC.
By:    /s/ Samir Tabet
       --------------------------------
Name:      Samir Tabet
Title:     Managing Director

H&R BLOCK FINANCIAL ADVISORS INC.
By: /s/ Joan K. Cohen
    -----------------
Name:   Joan K. Cohen
Title:  Executive Vice President

                                                                      SCHEDULE A
                            Underwritten Certificates
                                PRINCIPAL AMOUNT
Greenwich Capital Markets, Inc.
                Class A-1                          $569,489,600.00
                Class A-2                          $217,404,000.00
                Class A-3                           $80,220,000.00
                Class A-4                          $104,000,000.00
                Class A-5                           $35,896,000.00
                Class M-1                           $35,658,800.00
                Class M-2                           $32,032,400.00
                Class M-3                           $19,340,400.00
                Class M-4                           $16,922,800.00
                Class M-5                           $16,318,400.00
                Class M-6                           $10,878,800.00
                Class M-7                           $10,274,400.00
                Class M-8                            $8,461,200.00
                Class M-9                           $10,274,400.00

Banc of America Securities LLC
                Class A-1                          $569,489,600.00
                Class A-2                          $217,404,000.00
                Class A-3                           $80,220,000.00
                Class A-4                          $104,000,000.00
                Class A-5                           $35,896,000.00
                Class M-1                           $35,658,800.00
                Class M-2                           $32,032,400.00
                Class M-3                           $19,340,400.00
                Class M-4                           $16,922,800.00
                Class M-5                           $16,318,400.00
                Class M-6                           $10,878,800.00
                Class M-7                           $10,274,400.00
                Class M-8                            $8,461,200.00
                Class M-9                           $10,274,400.00

Citigroup Global Markets Inc.
                Class A-1                           $71,248,700.00
                Class A-2                           $27,175,500.00
                Class A-3                           $10,027,500.00
                Class A-4                           $13,000,000.00
                Class A-5                            $4,487,000.00
                Class M-1                            $4,457,350.00
                Class M-2                            $4,004,050.00
                Class M-3                            $2,417,550.00
                Class M-4                            $2,115,350.00
                Class M-5                            $2,039,800.00
                Class M-6                            $1,359,850.00
                Class M-7                            $1,284,300.00
                Class M-8                            $1,057,650.00
                Class M-9                            $1,284,300.00

JP Morgan Securities Inc.
                Class A-1                           $71,248,700.00
                Class A-2                           $27,175,500.00
                Class A-3                           $10,027,500.00
                Class A-4                           $13,000,000.00
                Class A-5                            $4,487,000.00
                Class M-1                            $4,457,350.00
                Class M-2                            $4,004,050.00
                Class M-3                            $2,417,550.00
                Class M-4                            $2,115,350.00
                Class M-5                            $2,039,800.00
                Class M-6                            $1,359,850.00
                Class M-7                            $1,284,300.00
                Class M-8                            $1,057,650.00
                Class M-9                            $1,284,300.00

Lehman Brothers Inc.
                Class A-1                           $71,248,700.00
                Class A-2                           $27,175,500.00
                Class A-3                           $10,027,500.00
                Class A-4                           $13,000,000.00
                Class A-5                            $4,487,000.00
                Class M-1                            $4,457,350.00
                Class M-2                            $4,004,050.00
                Class M-3                            $2,417,550.00
                Class M-4                            $2,115,350.00
                Class M-5                            $2,039,800.00
                Class M-6                            $1,359,850.00
                Class M-7                            $1,284,300.00
                Class M-8                            $1,057,650.00
                Class M-9                            $1,284,300.00

HSBC Securities (USA) Inc.
                Class A-1                           $71,248,700.00
                Class A-2                           $27,175,500.00
                Class A-3                           $10,027,500.00
                Class A-4                           $13,000,000.00
                Class A-5                            $4,487,000.00
                Class M-1                            $4,457,350.00
                Class M-2                            $4,004,050.00
                Class M-3                            $2,417,550.00
                Class M-4                            $2,115,350.00
                Class M-5                            $2,039,800.00
                Class M-6                            $1,359,850.00
                Class M-7                            $1,284,300.00
                Class M-8                            $1,057,650.00
                Class M-9                            $1,284,300.00

H&R Block Financial Advisors
                Class A-1                            $1,000,000.00
                Class A-2                                    $0.00
                Class A-3                                    $0.00
                Class A-4                                    $0.00
                Class A-5                                    $0.00
                Class M-1                                    $0.00
                Class M-2                                    $0.00
                Class M-3                                    $0.00
                Class M-4                                    $0.00
                Class M-5                                    $0.00
                Class M-6                                    $0.00
                Class M-7                                    $0.00
                Class M-8                                    $0.00
                Class M-9                                    $0.00

                                       A-1
[TPW: NYLEGAL:420257.2] 18091-00083  01/26/2006 04:26 PM
                                    EXHIBIT A

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated January 20, 2006 (the "Underwriting Agreement"), among the Underwriters named below, the Originator and the Depositor, the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Depositor, the principal amount of the Offered Certificates (the "Underwritten Certificates") set forth opposite its respective name.

                                         ORIGINAL CERTIFICATE    ORIGINAL CERTIFICATE  ORIGINAL CERTIFICATE  ORIGINAL CERTIFICATE
                                         PRINCIPAL BALANCE OF    PRINCIPAL BALANCE OF  PRINCIPAL BALANCE OF  PRINCIPAL BALANCE OF
                                           THE CLASS I-A-1         THE CLASS I-A-1        THE CLASS I-A-2      THE CLASS I-A-3
            UNDERWRITERS                     CERTIFICATES            CERTIFICATES          CERTIFICATES          CERTIFICATES
---------------------------------------  --------------------    --------------------  --------------------  --------------------
Greenwich Capital Markets, Inc.          $   569,489,600.00     $   217,404,000.00     $   80,220,000.00     $   104,000,000.00
Banc of America Securities LLC           $   569,489,600.00     $   217,404,000.00     $   80,220,000.00     $   104,000,000.00
Citigroup Global Markets Inc.            $    71,248,700.00     $    27,175,500.00     $   10,027,500.00     $    13,000,000.00
HSBC Securities (USA) Inc.               $    71,248,700.00     $    27,175,500.00     $   10,027,500.00     $    13,000,000.00
J.P. Morgan Securities Inc.              $    71,248,700.00     $    27,175,500.00     $   10,027,500.00     $    13,000,000.00
Lehman Brothers Inc.                     $    71,248,700.00     $    27,175,500.00     $   10,027,500.00     $    13,000,000.00
H&R Block Financial Advisors Inc.        $     1,000,000.00     $             0.00     $            0.00     $             0.00


                                          ORIGINAL CERTIFICATE  ORIGINAL CERTIFICATE  ORIGINAL CERTIFICATE
                                          PRINCIPAL BALANCE OF  PRINCIPAL BALANCE OF  PRINCIPAL BALANCE OF
                                            THE CLASS I-A-4       THE CLASS M-1         THE CLASS M-2
            UNDERWRITERS                      CERTIFICATES         CERTIFICATES          CERTIFICATES
---------------------------------------  --------------------    --------------------  --------------------
Greenwich Capital Markets, Inc.           $   35,896,000.00     $   35,658,800.00     $   32,032,400.00
Banc of America Securities LLC            $   35,896,000.00     $   35,658,800.00     $   32,032,400.00
Citigroup Global Markets Inc.             $    4,487,000.00     $    4,457,350.00     $    4,004,050.00
HSBC Securities (USA) Inc.                $    4,487,000.00     $    4,457,350.00     $    4,004,050.00
J.P. Morgan Securities Inc.               $    4,487,000.00     $    4,457,350.00     $    4,004,050.00
Lehman Brothers Inc.                      $    4,487,000.00     $    4,457,350.00     $    4,004,050.00
H&R Block Financial Advisors Inc.         $            0.00     $            0.00     $            0.00

                                                                     ORIGINAL                ORIGINAL
                                                ORIGINAL           CERTIFICATE              CERTIFICATE      ORIGINAL CERTIFICATE
                                         CERTIFICATE PRINCIPAL  PRINCIPAL BALANCE      PRINCIPAL BALANCE OF  PRINCIPAL BALANCE OF
                                          BALANCE OF THE CLASS   OF THE CLASS M-4          THE CLASS M-5         THE CLASS M-6
                   UNDERWRITERS             M-3 CERTIFICATES       CERTIFICATES            CERTIFICATES          CERTIFICATES
---------------------------------------  --------------------    --------------------  --------------------  --------------------
Greenwich Capital Markets, Inc.          $    19,340,400.00     $    16,922,800.00     $   16,318,400.00     $    10,878,800.00
Banc of America Securities LLC           $    19,340,400.00     $    16,922,800.00     $   16,318,400.00     $    10,878,800.00
Citigroup Global Markets Inc.            $     2,417,550.00     $     2,115,350.00     $    2,039,800.00     $     1,359,850.00
HSBC Securities (USA) Inc.               $     2,417,550.00     $     2,115,350.00     $    2,039,800.00     $     1,359,850.00
J.P. Morgan Securities Inc.              $     2,417,550.00     $     2,115,350.00     $    2,039,800.00     $     1,359,850.00
Lehman Brothers Inc.                     $     2,417,550.00     $     2,115,350.00     $    2,039,800.00     $     1,359,850.00
H&R Block Financial Advisors Inc.        $             0.00     $             0.00     $            0.00     $             0.00


                                              ORIGINAL               ORIGINAL              ORIGINAL
                                            CERTIFICATE             CERTIFICATE           CERTIFICATE
                                         PRINCIPAL BALANCE     PRINCIPAL BALANCE OF  PRINCIPAL BALANCE OF
                                          OF THE CLASS M-7         THE CLASS M-8         THE CLASS M-9
                   UNDERWRITERS             CERTIFICATES           CERTIFICATES          CERTIFICATES
---------------------------------------  --------------------    --------------------  --------------------
Greenwich Capital Markets, Inc.          $   10,274,400.00     $    8,461,200.00     $   10,274,400.00
Banc of America Securities LLC           $   10,274,400.00     $    8,461,200.00     $   10,274,400.00
Citigroup Global Markets Inc.            $    1,284,300.00     $    1,057,650.00     $    1,284,300.00
HSBC Securities (USA) Inc.               $    1,284,300.00     $    1,057,650.00     $    1,284,300.00
J.P. Morgan Securities Inc.              $    1,284,300.00     $    1,057,650.00     $    1,284,300.00
Lehman Brothers Inc.                     $    1,284,300.00     $    1,057,650.00     $    1,284,300.00
H&R Block Financial Advisors Inc.        $            0.00     $            0.00     $            0.00


         The Depositor has been advised by each Underwriter that it proposes initially to offer the Underwritten Certificates of each class purchased by it to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates. The Underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates, to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.


                                    EXHIBIT B


                             EUROPEAN ECONOMIC AREA


In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter severally has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.


                                 UNITED KINGDOM


Each Underwriter severally has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.